NONQUALIFIED STOCK OPTION AGREEMENT
                             FOR CORPORATE OFFICERS

         AGREEMENT made as of the 10th day of September, 1997 between Telemundo Group, Inc., a Delaware corporation (the "Company"), and Roland A. Hernandez (the "Optionee").

         WHEREAS, the Company has adopted the 1994 Stock Plan, as the same may be amended from time to time (the "Plan") in order to provide additional incentive to certain officers and employees of the Company and its Subsidiaries; and

         WHEREAS, the Optionee has entered into an employment agreement, dated as of March 9, 1995, with the Company (the "Employment Agreement");

         WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein, which grant shall be made concurrently with the Company's amendment and restatement of the Employment Agreement pursuant to that certain Amended and Restated Employment Agreement (the "Amended Employment Agreement") between the Company and Optionee dated concurrently herewith (the "Grant Date").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. GRANT OF OPTION.

            1.1 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

            1.2 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 30,000 whole shares of Stock (the "Option Shares") subject to, and in accordance with, the terms and conditions set forth in this Agreement.

            1.3 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         2. PURCHASE PRICE.

         The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of the Option shall be $33.75 per share.

         3. DURATION OF OPTION.

         Except as otherwise provided in this Agreement or the Plan, the Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date (the "Exercise Term"); PROVIDED, HOWEVER, that the Option may be earlier terminated as provided in Section 7 hereof.


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         4. COMPENSATION COMMITTEE. The Company represents and warrants to the
Optionee that this Agreement has been approved by the Committee.

         5. VESTING AND EXERCISABILITY OF OPTION.

                  5.1 Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee, in whole at any time or in part from time to time, to exercise the Option for shares of Stock to the extent the Option has become "vested."

                  5.2 The Option shall "vest" and become exercisable as to 10,000 of the Option Shares on each of February 28, 1999, February 28, 2000 and February 28, 2001 if, but only if, Optionee is employed with the Company on each applicable vesting date.

                  5.3 In addition, to the extent the Option shall not have previously "vested" and become exercisable pursuant to Sections 5.2 or 7.3, all of the Option Shares which have not previously "vested" pursuant to such provisions, shall become "vested" and exercisable immediately prior to the time at which a "Change of Control Transaction" occurs if, but only if, the Optionee is employed with the Company immediately prior to the occurrence of such Change of Control Transaction. A "Change of Control Transaction" means any one or more of the following events: (A) an event or series of events after the date of this Agreement as a result of which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) who did not own at least 500,000 shares of the Company's Series B Common Stock on September 1, 1997 becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 50% of the aggregate voting power of all of the capital stock of the Company normally entitled to vote in the election of directors or (B) a sale, transfer, conveyance or other disposition, directly or indirectly, in any single transaction or series of related transactions, no matter how accomplished, which results in more than 50%, in value, of (1) the capital stock (or other equity interest in) or operating assets of Telemundo Network, Inc., a wholly-owned subsidiary of the Company or
(2) the aggregate capital stock (or other equity interest in) or operating assets of all of the Company's subsidiaries (other than Telemundo Network, Inc.), which currently comprise the Company's owned and operated station group (including any special purpose license subsidiaries), being owned (which term shall include "beneficial ownership" within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) who did not own at least 500,000 shares of the Company's Series B Common Stock on September 1, 1997 or (C) a transaction or series of related transactions leading to at least an 80% reduction in the number of outstanding shares of Stock held by "unaffiliated persons" (meaning any person other than Hernandez Partners, Apollo Partners, L.P. or Bastion Capital Fund, L.P. or any of their respective affiliates (as this term is defined in Rule 12b-2 under the Exchange Act) on the date of this Agreement.

                  5.4 In the event of a subdivision or combination of the outstanding shares of Stock (whether by stock split, stock dividend, reverse stock split or otherwise), the per share prices specified in Section 5.3 shall be proportionately adjusted.

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                  6. MANNER OF EXERCISE AND PAYMENt.

                  6.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of shares of Stock in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                  6.2 The notice, of exercise described in Section 6.1 shall be accompanied by the full purchase price for the shares of Stock in respect of which the Option is being exercised and by the Withholding Taxes, in cash, by check or, in the discretion of the Committee, by transferring shares of Stock to the Company held by the Optionee for more than six months and having a Fair Market Value on the day preceding the day of exercise equal to the cash amount for which such shares of Stock are substituted. Notwithstanding the preceding sentence, the parties agree that, to the extent permitted by law, and to the extent it would not, in the Company's judgment, result in any adverse legal, financial or tax implications for the Company, it is their intention that Optionee be able to effect a simultaneous exercise of this Option and sale of shares of Stock issuable upon such exercise in the over-the-counter market or any securities exchange on which the Stock is then listed, without Optionee bearing any commission or brokerage expense (a "concurrent transaction"). To this end, the Company and Optionee shall jointly agree upon a securities broker to be used in such transactions and further to adopt such additional procedures as may be necessary or advisable to accomplish concurrent transactions. In any concurrent transaction, the Company shall not be required to deliver a share certificate upon exercise of this Option unless it receives concurrent payment of the exercise price and Withholding Taxes. The Company shall bear all commission and brokerage expense associated with concurrent transactions, which shall be treated as an adjustment in the purchase price of shares subject to this Option.

                  6.3 Upon receipt of notice of exercise and full payment for the shares of Stock in respect of which the Option is being exercised and of the Withholding Taxes, the Company shall, subject to Section 14 of the Plan, promptly take such action as may be necessary to effect the transfer to the Optionee of the number of shares of Stock as to which such exercise was effective, including issuing and delivering such shares of Stock and entering the Optionee's name as a stockholder of record on the books of the Company provided, that full payment of the exercise price and Withholding Taxes may be made concurrently with such transfer and delivery in the case of a concurrent transaction provided for in Section 6.2.

                  6.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect, to any shares of Stock subject to the option until (i) the

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Option shall have been exercised pursuant to the terms of this Agreement and the
Optionee shall have paid the full purchase price for the number of shares of Stock in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the shares of Stock to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such shares.

                  6.5 The Company will use its reasonable efforts to permit shares of Stock issued pursuant to this Option to be registered in a "piggy back" registration in connection with a registration of shares of stock to be issued by the Company pursuant to Form S-1, S-2, S-3 or S-8 under the Act, on such customary terms and conditions as the Company shall reasonably specify. The Optionee shall, in a manner customary for such a registration, cooperate with the Company, as reasonably requested by it, in connection with such registration and resale. To the extent the Company provides registration rights generally to executive officers pursuant to benefit or stock plans of the Company, Optionee will be provided with similar rights as are provided to other executive officers.

         7. TERMINATION OF EMPLOYMENT.

                  7.1 TERMINATION UNDER SECTION 9(A) OF AMENDED EMPLOYMENT AGREEMENT. If the employment of the Optionee is terminated pursuant to Section 9(a) of the Amended Employment Agreement, the Optionee (or his personal representative) may at any time within one year after such termination (but in no event after the expiration of the Exercise Term) exercise the Option to the extent, but only to the extent, that the Option or portion thereof was vested on the date of such termination and the remainder of the Option, if any, shall terminate.

                  7.2 TERMINATION UNDER SECTION 9(B) OF AMENDED EMPLOYMENT AGREEMENT. If the employment of the Optionee is terminated for Cause or if the Optionee resigns from his employment pursuant to a resignation that is without Good Reason and is not a Specified Resignation, in either case as provided in
Section 9(b) of the Amended Employment Agreement, as finally determined pursuant to the provisions of said Section 9(b), the Optionee (or his personal representative) may at any time within one year after such termination or resignation (but in no event after the expiration of the Exercise Term) exercise the Option to the extent, but only to the extent, that the Option or portion thereof was vested on the date of such termination or resignation and, subject to Section 7.3, the remainder of the Option, if any, shall terminate.

                  7.3 TERMINATION UNDER SECTIONS 9(C) OR 9(D) OF THE AMENDED EMPLOYMENT AGREEMENT. If the Optionee's employment is terminated pursuant to
Section 9(c) or 9(d) of the Amended Employment Agreement, the Option, to the extent it has not vested with respect to any Option Shares, shall immediately vest and become exercisable. The Optionee may at any time within one year after the date of such termination of employment (but in no event after the expiration of the Exercise Term) exercise any or all of the Option to the extent not previously exercised.

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         8. NON-TRANSFERABILITY.

         The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

         9. NO RIGHT TO CONTINUED EMPLOYMENT.

         Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time, subject to all terms and conditions of the Amended Employment Agreement.

         10. ADJUSTMENTS.

         In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments to the number and class of shares of Stock subject to the Option and the purchase price for such shares of Stock. The Committee's adjustment shall be made in accordance with the provisions of Section 4.5 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement. Notwithstanding either of the preceding two sentences, the vesting and exercisability provisions in Sections 5 and 7.3 and the rights of the Optionee under Sections 6.5 and 11 shall not be adversely affected by any Change in Capitalization.

         11. CERTAIN EVENTS.

         Except as otherwise expressly provided herein, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all shares of Stock subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares of Stock was entitled to receive in the Transaction. In addition, if circumstances are such that unvested remaining Option Shares would vest under more than one provision of this Agreement, the Optionee shall have the right to select the provision under which the vesting occurs.

         12. WITHHOLDING OF TAXES.

         At such times as an Optionee recognizes taxable income in connection with the receipt of shares of Stock, securities, cash or property hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or

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release from escrow, of such shares of Stock or securities or the payment of such cash or such property. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

         13. OPTIONEE BOUND BY THE PLAN.

         The Optionee hereby acknowledges receipt of a copy of the Plan as in effect on the date hereof and agrees to be bound by all the terms and provisions of the Plan.

         14. MODIFICATION OF AGREEMENT.

         This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         15. SEVERABILITY.

         Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         16. GOVERNING LAW.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

         17. SUCCESSORS IN INTEREST.

         This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

         18. RESOLUTION OF DISPUTES.

         Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by binding arbitration. The parties may agree to submit the matter to a single

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arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of Employment Arbitration of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in Los Angeles, California. Once a matter has been submitted to arbitration pursuant to this section, the decision of the arbitrators reached and promulgated as a result thereof shall be final and binding upon all parties. The cost of arbitration shall be shared equally by the parties and each party shall pay the expenses of his/its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys and accountants' fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

         19. COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                            TELEMUNDO GROUP, INC.

                                            By: /s/ BRUCE SPECTOR
                                                --------------------------------
                                            Name: Bruce Spector
                                            Title: Chairman of the
                                                   Compensation Committee

                                            /s/ ROLAND A. HERNANDEZ
                                            ------------------------------------
                                            Roland A. Hernandez